Exhibit 3.2

ADDENDUM TO THE SOFTWARE LICENSE AGREEMENT EXECUTED BY AND BETWEEN

INGENIERIA DE SOFTWARE BANCARIO S.L. AND BANCO SANTANDER COLOMBIA

(CURRENTLY BANK CORPBANCA COLOMBIA S.A.)

The parties,

(i)	Evelio González González, of legal age, holder of identity document N.I.F 1.116.680-F and Ángel Alberola López, of legal age, holder of identity document N.I.F. 9.284.144-X, acting as legal representatives of INGENIERIA DE SOFTWARE BANCARIO S.L., (hereinafter referred to as ISBAN SL); as parties of the one part; and

(ii)	BANCO CORPBANCA COLOMBIA S.A., a credit company, duly incorporated and existing under the laws in force in the Republic of Colombia, with principal place of business located in the City of Bogotá, represented upon the execution hereof by LILIÁN ROCIO BARRIOS ORTÍZ, of legal age domiciled in Bogotá, holder of the identity card Cédula de Ciudadanía No. 51.612.231 in her capacity as Legal Representative (hereinafter referred to as THE BANK), as parties of the second part.

The appearing parties are hereinafter jointly referred to as THE PARTIES, and have agreed to subscribe this addendum:

BACKGROUND

1.	BANCO SANTANDER COLOMBIA. Acquired from ISBAN SL the license to use the ALTAIR software, in compliance with a private instrument subscribed between them on April 8, 2011.

2.	BANCO CORPBANCA COLOMBIA S.A. is the current licensee of the ALTAIR software under the terms initially agreed in favor of BANCO SANTANDER COLOMBIA.

3.	THE PARTIES, by subscribing this addendum, agree to extend the effective term of the ALTAIR software license owned by the BANK for which they subscribe this addendum according to the following:

TERMS AND CONDITIONS

SECTION ONE.- THE PARTIES expressly declare and ratify to any effect that BANCO CORPBANCA COLOMBIA S.A. is the holder of the license to use the ALTAIR software, under the agreement originally executed by and between BANCO SANTANDER COLOMBIA on April 8, 2011, under which BANCO CORPBANCA COLOMBIA S.A. has been using such license on a continuous basis and may exercise it until December 31, 2017.

THE PARTIES hereby ratify and amend the Agreement executed on April 8, 2011, to indicate that: (i) THE BANK may use the ALTAIR software license under the same conditions as those agreed upon in the agreement subject to modification, from January 1, 2017 until December 31, 2017, and that, (ii) THE BANK may use the ALTAIR software license without restrictions or conditions other than those to be hereinafter expressly and mutually agreed upon by the PARTIES.

SECTION TWO.- In consideration of the extension of the license to use the ALTAIR software from January 1, 2017 until December 31, 2017, THE BANK will pay ISBAN SL the sum of TWO HUNDRED AND FIFTY-ONE THOUSAND SIX HUNDRED AND FORTY EUROS (€251,640.00) This amount comprises all costs, fees, license fees and other items related to the use of the ALTAIR software licenses until December 31, 2017.

Such amount shall be invoiced by ISBAN SL to the BANK in twelve (12) equal and successive monthly installments, in the months of January to December 2017, each for the sum of TWENTY THOUSAND NINE HUNDRED AND SEVENTY EUROS (€ 20,970).

SECTION THREE.- THE PARTIES hereby represent that, except for the amount THE BANK will pay ISBAN SL in consideration of the extension of the license’s use from January 1 to December 31, 2017, there is no other payment or consideration pending payment by the BANK to ISBAN SL.

SECTION FOUR.- THE PARTIES hereby represent that, in accordance with this addendum, they have updated the terms and conditions of the agreement originally entered into by and between ISBAN SL and BANCO SANTANDER COLOMBIA, so that all modifications made herein shall govern and prevail over any other document or agreement heretofore executed.

The conditions that have not been expressly amended herein shall remain in full force and without any modification between THE PARTIES, in the manner indicated in the agreement executed between ISBAN SL and BANCO SANTANDER COLOMBIA on April 8, 2011.

IN WITNESS WHEREOF, two (2) copies of the same tenor and to only one effect are signed in the City of Bogotá on January 25, 2017.

By: ISBAN SL

/s/ Evelio González González
Evelio González González

/s/ Ángel Alberola López
Ángel Alberola López

By: CORPBANCA COLOMBIA S.A.

/s/ Lilián Roció Barrios Ortiz
Lilián Roció Barrios Ortiz

Page 2 of 2	Corporate Software License Agreement of Grupo Santander – ALTAIR / ISBAN Latam Platform